Exhibit 8
to Registration Statement
(Registration No. 333-35432)

Jones Walker
Waechter Poitevent
Carrère & Denègre L.L.P.

October 18, 2000

CenturyTel, Inc.
100 Century Park Drive
Monroe, Louisiana 71203

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to CenturyTel, Inc., a Louisiana corporation (the "Company"), in connection with the filing of a definitive Prospectus Supplement dated October 12, 2000 (the "Prospectus Supplement") to the final Prospectus (the "Prospectus") included as part of the Registration Statement on Form S-3 (Registration No. 333-35432) filed with the Securities and Exchange Commission under the Securities Act of 1933 and which became effective on May 15, 2000. The Prospectus provides the Company may offer from time to time its Debt Securities in the aggregate principal amount of up to $2,000,000,000. The Prospectus Supplement provides that the Company will offer two series of senior notes in the aggregate amount of U.S. $900,000,000. Except as otherwise indicated herein, all capitalized terms used in this letter have the same meaning assigned to them in the Prospectus Supplement.

In rendering our opinion, we have examined and relied upon, without independent investigation as to factual matters, the Prospectus Supplement and such other documents, certificates and instruments as we have considered relevant for purposes of this opinion. We have assumed without independent verification that the Prospectus Supplement is accurate and complete in all material respects, and our opinion is conditioned expressly on, among other things, the issuance of the notes offered by the Prospectus Supplement (the "Notes") in the manner contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement and the Indenture. Any material changes in the facts referred to, set forth or assumed herein or in the Prospectus Supplement may affect the conclusions stated herein.

Based solely upon the foregoing and in reliance thereon and subject to the assumptions, exceptions, limitations and qualifications stated herein and in the Prospectus Supplement, we confirm that the statements contained in the Prospectus Supplement under the caption "Certain United States Tax Considerations--Certain Considerations Relating to Non-United States Persons," insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and that such statements fairly describe the material United States federal income tax consequences to non-United States holders of the Notes.

Except as expressly set forth above, we express no other opinion. This opinion is furnished to you solely for your benefit in connection with the offering of the Notes and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. You should be aware that there can be no assurance that any of the opinions expressed herein will be accepted by the IRS or, if challenged, by a court. We are qualified to practice law in the State of Louisiana and we do not purport to express any opinion herein concerning any laws other than applicable United States federal income tax laws.

This opinion letter is limited to the specific issues addressed herein and is predicated solely upon laws and regulations in existence as of the current date and as they currently apply and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter should such matters change by legislative action, judicial decision or otherwise and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We consent to the reference to our firm in the Prospectus Supplement under the caption "Certain United States Tax Considerations--Certain Considerations Relating to Non-United States Persons" and to the filing of this opinion as an exhibit to the Registration Statement of which the Prospectus (and the Prospectus Supplement) is a part. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE, L.L.P. By: /s/ Alex P. Trostorff Alex P. Trostorff